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                                                                 Exhibit (l)(11)

                              Purchase Agreement


          Firstar Funds, Inc., a Wisconsin corporation (the "Company"), and Quasar Distributors, LLC ("Quasar") hereby agree as follows:

          1. The Company hereby offers Quasar and Quasar hereby purchases, in consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the Aggregate Bond Fund - Institutional, one share of beneficial interest of the Aggregate Bond Fund - Series A, one share of beneficial interest of the Aggregate Bond Fund - Series B, and one share of beneficial interest of the Aggregate Bond Fund - Series Y.

          2. The Company hereby offers Quasar and hereby purchases, in consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the National Municipal Bond Fund - Institutional, one share of beneficial interest of the National Municipal Bond Fund - Series A, one share of beneficial interest of the National Municipal Bond Fund - Series B, and one share of beneficial interest of the National Municipal Bond Fund - Series Y.

          3. The Company hereby offers Quasar and hereby purchases, in consideration for consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the U.S. Government Securities Fund - Institutional, one share of beneficial interest of the U.S. Government Securities Fund - Series A, one share of beneficial interest of the U.S. Government Securities Fund - Series B, and one share of beneficial interest of the U.S. Government Securities Fund - Series Y.

          4. Quasar acknowledges that the shares purchased hereunder have not been registered under the federal securities laws and that the Company is relying on certain exemptions from such registration requirements. Quasar represents and warrants that it is acquiring such shares solely for investment purposes and that Quasar has no present intention to redeem, sell or otherwise dispose of the shares.

          5. This Agreement shall be governed by the law of the State of Wisconsin. Firstar Funds is a corporation organized under the laws of Wisconsin and under Articles of Incorporation, to which reference is hereby made and a copy of which is on file at the office of
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the Secretary of State of Wisconsin as required by law, and to any and all amendments thereto so filed or hereafter filed.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 27th day of November, 2000.

(SEAL)
                              FIRSTAR FUNDS, INC.


                              By:
                                  Name:  /s/ Joseph Neuberger
                                         -----------------------------------
                                  Title: Assistant Treasurer
                                         -----------------------------------

                              QUASAR DISTRIBUTORS, LLC



                              By:
                                  Name:  /s/ James R. Schoenike
                                         -----------------------------------
                                  Title: President
                                         -----------------------------------

                                      -2-
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                                   Exhibit 1
                                   ---------
              (Payment for One Share by Quasar Distributors, LLC)


Aggregate Bond Fund - Institutional                         $ 10.01

Aggregate Bond Fund - Retail A                              $ 10.00

Aggregate Bond Fund - Retail B                              $ 10.02

Aggregate Bond Fund - Y                                     $ 10.01

National Municipal Bond Fund - Institutional                $  9.70

National Municipal Bond Fund - Retail A                     $  9.72

National Municipal Bond Fund - Retail B                     $  9.70

National Municipal Bond Fund - Y                            $  9.72

U.S. Government Securities Fund - Institutional             $ 10.40

U.S. Government Securities Fund - Retail A                  $ 10.40

U.S. Government Securities Fund - Retail B                  $ 10.42

U.S. Government Securities Fund - Y                         $ 10.37


Total consideration for one share of each series            $120.47